Exhibit 7.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 17, 2007, by and between Ellington Financial LLC, a Delaware limited liability company (together with any successor entity thereto, the “Company”), Friedman, Billings, Ramsey & Co., Inc., a Delaware corporation (“FBR”), and Ellington Financial Management LLC, a Delaware limited liability company (the “Manager”), for the benefit of (i) FBR, (ii) the purchasers of the Company’s common shares representing limited liability company interests (the “Common Shares”), as participants (“Participants”) in the offering by the Company of its Common Shares (the “Offering”) pursuant to the terms of the Purchase/Placement Agreement (the “Purchase/Placement Agreement”), dated as of August 10, 2007, by and among the Company, FBR, and the Manager, (iii) the Manager and (iv) the direct and indirect designees and transferees of FBR, each of the Participants and the Manager.

This Agreement is made pursuant to the Purchase/Placement Agreement in connection with the purchase and sale or placement of an aggregate of 12,500,000 Common Shares (plus an additional 2,500,000 Common Shares to cover additional allotments, if any). In order to induce FBR to enter into the Purchase/Placement Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to FBR, the Participants, and their respective direct and indirect transferees. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase/Placement Agreement.

The parties hereby agree as follows:

1.	Definitions

As used in this Agreement, the following terms shall have the following meanings:

Accredited Investor Shares: Shares initially sold by the Company pursuant to the Purchase/Placement Agreement and the subscription agreement attached as Annex III or Annex IV to the Offering Memorandum to “accredited investors” (within the meaning of Rule 501(a) promulgated under the Securities Act) as Participants.

Agreement: As defined in the preamble.

Affiliate: As to any specified Person, shall mean (i) any Person who is an “affiliate” as that term is defined in Rule 12b-2 of the general rules and regulations under the Exchange Act, (ii) any executive officer, director, trustee or general partner of such Person and (iii) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Business Day: With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

Closing Date: August 17, 2007 or such other time or such other date as FBR and the Company may agree.

Commission: The Securities and Exchange Commission.

Common Shares: As defined in the preamble.

Company: As defined in the preamble.

Controlling Person: As defined in Section 6(a) hereof.

End of Suspension Notice: As defined in Section 5(b) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

FBR: As defined in the preamble.

Holder: Each Participant and its direct or indirect transferees, so long as such Participant or transferee owns any Registrable Shares, and the Manager and its direct or indirect designees or transferees, so long as the Manager or any such designee or transferee owns any Management Agreement Shares.

Indemnified Party: As defined in Section 6(c) hereof.

Indemnifying Party: As defined in Section 6(c) hereof.

IPO Registration Statement: As defined in Section 2(a) hereof.

Liabilities: As defined in Section 6(a) hereof.

Management Agreement: That certain management agreement dated August 17, 2007 by and between the Company and the Manager.

Management Agreement Shares: The Common Shares issued to the Manager or its designees pursuant to Section 8 of the Management Agreement.

Manager: As defined in the preamble, and any successor thereto.

NASD: The National Association of Securities Dealers, Inc.

No Objections Letter: As defined in Section 4(t) hereof.

Offering: As defined in the preamble.

Offering Memorandum: The Offering Memorandum of the Company dated August 10, 2007 pursuant to which the Rule 144A Shares, the Regulation S Shares and the Accredited Investor Shares are offered and sold.

Participant: As defined in the preamble.

Person: An individual, partnership, corporation, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

Proceeding: An action, claim, suit or proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.

Prospectus: The prospectus included in any Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to any Registration Statement.

Purchase/Placement Agreement: As defined in the preamble, as amended from time to time.

Purchaser Indemnitee: As defined in Section 6(a) hereof.

Registrable Shares: The Shares and the Management Agreement Shares, upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original holder or any subsequent holder and any shares or other securities issued in respect of such Registrable Shares by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Shares, until, in the case of any such Registrable Share, the earliest to occur of (i) the date on which it has been registered effectively pursuant to the Securities Act and disposed of in accordance with the Registration Statement relating to it, (ii) the date on which either it is distributed to the public pursuant to Rule 144 (or any similar provision then in effect) or is saleable pursuant to Rule 144(k) promulgated by the Commission pursuant to the Securities Act or (iii) the date on which it is sold to the Company or any of its subsidiaries; provided, however, that executive officers, directors, partners, members or other Affiliates of the Company or the Manager whose Shares or Management Agreement Shares cease to be Registrable Shares hereunder shall have the additional registration rights set forth in Exhibit A of this Agreement beginning on the date that such Shares or Management Agreement Shares cease to be Registrable Shares hereunder and until such time as such Shares and Management Agreement Shares may be resold without restriction or limitation (including limits on amount of securities sold) under Rule 144.

Registration Expenses: Any and all fees and expenses incident to the performance of or compliance with this Agreement, including, without limitation: (i) all Commission, securities exchange, NASD registration, listing, inclusion and filing fees, (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of the NASD), (iii) all expenses in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on any securities exchange or The Nasdaq Stock Market pursuant to Section 4(n) hereof, (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) reasonable fees and disbursements of one counsel, reasonably acceptable to the Company, for the Holders, selected by the Holders holding a majority of the Registrable Shares (such counsel, “Selling Holders’ Counsel”) and (vii) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement); provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions and transfer taxes or transfer fees, if any, relating to the sale or disposition of Registrable Shares by a Holder and the fees and expenses of any counsel to the Holders, except as provided for in clause (vi) above.

Registration Statement: Any registration statement of the Company that covers the resale of Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

Regulation 14A: Regulation 14A promulgated by the Commission under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such regulation.

Regulation S: Regulation S (Rules 901-905) promulgated by the Commission under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such regulation.

Regulation S Shares: Shares initially resold by FBR pursuant to the Purchase/Placement Agreement to “non-U.S. persons” (in accordance with Regulation S) in an “offshore transaction” (in accordance with Regulation S).

Rule 144: Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 144A: Rule 144A promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 144A Shares: Shares initially resold by FBR pursuant to the Purchase/Placement Agreement to “qualified institutional buyers” (as such term is defined in Rule 144A).

Rule 158: Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 174: Rule 174 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 415: Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 424: Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 429: Rule 429 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 433: Rule 433 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

Selling Holders’ Counsel: Counsel for the Holders that is selected by the Holders holding a majority of the Registrable Shares included in any Registration Statement.

Shares: The Common Shares being offered and sold pursuant to the terms and conditions of the Purchase/Placement Agreement.

Shelf Registration Statement: As defined in Section 2(b) hereof.

Suspension Event: As defined in Section 5(b) hereof.

Suspension Notice: As defined in Section 5(b) hereof.

Underwritten Offering: A sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

2.	Registration Rights

(a) IPO Registration. If the Company elects, in its sole discretion, to file a registration statement on Form S–1 or such other form under the Securities Act providing for the initial public offering of Common Shares (the “IPO Registration Statement”), the Company will notify each Holder of the filing within five (5) Business Days after such filing and afford each Holder an opportunity to include in the IPO Registration Statement all or any part of the Registrable Shares then held by such Holder. Each Holder desiring to include in the IPO Registration Statement all or part of the Registrable Shares held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Shares such Holder wishes to include in the IPO Registration Statement. Any election by any Holder to include any Registrable Shares in the IPO Registration Statement will not affect the inclusion of such Registrable Shares in the Shelf Registration Statement until such Registrable Shares have been sold under the IPO Registration Statement; provided, however, that at such time, the Company shall have the right to remove from the Shelf Registration Statement the Registrable Shares sold pursuant to the IPO Registration Statement.

(i) Right to Terminate IPO Registration. At any time, the Company shall have the right to terminate or withdraw the IPO Registration Statement referred to in this Section 2(a) prior to its effectiveness, whether or not any Holder has elected to include Registrable Shares in such registration; provided, however, the Company must provide each Holder that elected to include any Registrable Shares in such IPO Registration Statement prompt written notice of such termination. Furthermore, in the event the IPO Registration Statement is not declared effective within ninety (90) days following the initial filing of the IPO Registration Statement, unless a road show for the Underwritten Offering pursuant to the IPO Registration Statement is actually in progress at such time, the Company shall promptly provide a new written notice to all Holders giving them another opportunity to elect to include Registrable Shares in the pending IPO Registration

Statement. Each Holder receiving such notice shall have the same election rights afforded such Holder as described in clause (a) above.

(ii) Selection of Underwriter. The Company shall have the sole right to select the managing underwriter(s) for its initial public offering, regardless of whether any Registrable Securities are included in the IPO Registration Statement or otherwise.

(iii) Underwriting. The Company shall notify all Holders of the managing underwriter(s) for the Underwritten Offering proposed under the IPO Registration Statement. The right of any such Holder’s Registrable Shares to be included in the IPO Registration Statement pursuant to Section 2(a) shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Shares in the Underwritten Offering to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder’s intended method of distribution and any other representation, warranty or agreement required by law or reasonably requested by the underwriters. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation on the number of shares to be included, then the managing underwriter(s) may exclude shares (including Registrable Shares) from the IPO Registration Statement and Underwritten Offering, and any shares included in such IPO Registration Statement and Underwritten Offering shall be allocated first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Shares in such IPO Registration Statement (on a pro rata basis based on the total number of Registrable Shares then held by each such Holder who is requesting inclusion); provided, however, that the number of Registrable Shares to be included in the IPO Registration Statement shall not be reduced unless all other securities of the Company held by (i) executive officers, directors, partners, members and other Affiliates of the Company and the Manager; and (ii) other holders of the Company’s capital stock with registration rights that are inferior (with respect to such reduction) to the registration rights of the Holders set forth herein, are first entirely excluded from the Underwritten Offering and registration; provided, further, however, that Holders of Registrable Shares shall be permitted to include Registrable Shares comprising at least 25% of the total securities included in the Underwritten Offering proposed under the IPO Registration Statement.

By electing to include the Registrable Shares in the IPO Registration Statement, the Holder of such Registrable Shares shall be deemed to have agreed not to effect any sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the IPO Registration Statement (other than the Registrable Shares sold in the

Underwritten Offering pursuant to the IPO Registration Statement) or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during such periods as reasonably requested (but in no event for a period of sixty (60) days following the effective date of the IPO Registration Statement for all Holders that hold Common Shares or securities convertible into or exchangeable or exercisable for Common Shares other than the executive officers, directors, partners, members and other Affiliates of the Company and the Manager and (y) one hundred eighty (180) days following the effective date of the IPO Registration Statement for all executive officers, directors, partners, members and other Affiliates of the Company and the Manager that hold Common Shares or securities convertible into or exercisable for Common Shares) by the representatives of the underwriters, if an Underwritten Offering, or by the Company in any other registration.

If any Holder disapproves of the terms of any such Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the IPO Registration Statement. Any Registrable Shares excluded or withdrawn from such Underwritten Offering shall be excluded and withdrawn from the IPO Registration Statement.

(b) Obligation to File Resale Shelf Registration Statement.

(i) If the Company completes an initial public offering of its Common Shares pursuant to an IPO Registration Statement prior to the third anniversary (3rd) anniversary of the date of this Agreement, the Company shall be required to file, within sixty (60) days after the Closing date of the initial public offering, a shelf Registration Statement on Form S–1 or such other form under the Securities Act then available to the Company providing for the resale of any Registrable Shares pursuant to Rule 415 from time to time by the Holders (a “Shelf Registration Statement”), and the Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable after filing; and

(ii) If the Company has not completed an initial public offering of Common Shares prior to the third (3rd) anniversary of the date of this Agreement, the Company shall call a special meeting of its shareholders in accordance with the applicable provisions of the operating agreement of the Company solely for the purpose of considering and voting upon a proposal to approve the filing by the Company of a Shelf Registration Statement. If the proposal is approved in accordance with the applicable provisions of the operating agreement of the Company, the Company shall be required to file the Shelf Registration Statement within sixty (60) days after the date of the special meeting of shareholders, and the Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable after filing.

(iii) Any Shelf Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available (including, without limitation, an Underwritten Offering, a direct sale to purchasers or a sale through brokers or agents, which may include sales over the internet) by the Holders of any and all Registrable Shares.

(c) Expenses. The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement. Each Holder participating in a registration pursuant to this Section 2 shall bear such Holder’s proportionate share (based on the total number of Registrable Shares sold in such registration) of all discounts and commissions payable to underwriters or brokers and all transfer taxes and transfer fees in connection with a registration of Registrable Shares pursuant to this Agreement.

(d) Forfeiture of Management Fees. If the Company does not file a Shelf Registration Statement registering the resale of the Registrable Shares as required under Section 2(b)(i) or 2(b)(ii), as applicable, other than as a result of the Commission being unable to accept such filings, the Manager shall forfeit the base management fee it is entitled to receive pursuant to the Management Agreement for a period commencing from and after the applicable date by which the Company was required to file the Shelf Registration Statement until the Shelf Registration Statement is filed, and the Company shall defer all incentive management fee payments to be paid to the Manager pursuant to the Management Agreement from and after the applicable date by which the Company was required to file the Shelf Registration Statement until the Shelf Registration Statement is filed.

3.	Rules 144 and 144A Reporting

With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Shares to the public without registration, the Company agrees to:

(a) use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public, so long as any Holder owns any Registrable Shares;

(b) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c) if the Company is not required to file reports and other documents under the Securities Act and the Exchange Act, it will make available other information as required by, and so long as necessary to permit sales of Registrable Shares pursuant to, Rule 144 or Rule 144A, and in any event shall make available (either by mailing a copy thereof, by posting on the Company’s website or by press release) to each Holder a copy of:

(i) the Company’s annual consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in accordance with U.S. generally accepted accounting principles, accompanied by an audit report of the Company’s independent accountants, no later than ninety (90) days after the end of each fiscal year of the Company; and

(ii) the Company’s unaudited quarterly financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in a manner consistent with the preparation of the Company’s annual financial statements, no later than forty-five (45) days after the end of the Company’s first three fiscal quarters;

(d) hold, a reasonable time after the availability of such financial statements and upon reasonable notice to the Holders and FBR (either by mail, by posting on the Company’s website or by press release), a quarterly investor conference call to discuss such financial statements, which call also will include an opportunity for the Holders to ask questions of management with regard to such financial statements, and will also cooperate with, and make management reasonably available to, FBR personnel in connection with making Company information available to investors; and

(e) so long as any Holder owns any Registrable Shares, to furnish to the Holder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company, and take such further actions, as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Registrable Shares without registration.

4.	Registration Procedures

In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect or cause to be effected the registration of the Registrable Shares under the Securities Act to permit the sale of such Registrable Shares by the Holder or Holders in accordance with the Holder’s or Holders’ intended method or methods of resale and distribution, and the Company shall:

(a) notify FBR and Selling Holders’ Counsel, in writing, at least ten (10) Business Days prior to filing a Registration Statement, of its intention to file a Registration Statement with the Commission and, at least five (5) Business Days prior to filing, provide a copy of the Registration Statement to FBR, its counsel, and Selling Holders’ Counsel for review and comment; prepare and file with the Commission, as specified in this Agreement, any Registration Statement, which Registration Statement (x) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith and (y) shall be reasonably acceptable to FBR, its counsel and Selling Holders’ Counsel; notify FBR and Selling Holders’ Counsel in writing, at least five (5) Business Days prior to filing of any amendment or supplement to such Registration

Statement and, at least three (3) Business Days prior to filing, provide a copy of such amendment or supplement to FBR, its counsel and Selling Holders’ Counsel for review and comment; promptly following receipt from the Commission, provide to FBR, its counsel and Selling Holders’ Counsel copies of any comments made by the staff of the Commission relating to such Registration Statement and of the Company’s responses thereto for review and comment; and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing and to remain effective, subject to Section 5 hereof, until the earlier of (i) such time as all Registrable Shares covered thereby have been sold in accordance with the intended distribution of such Registrable Shares, (ii) there are no Registrable Shares outstanding or (iii) the second anniversary of the effective date of such Registration Statement (subject to extension as provided in Section 5(c) hereof); provided, however, that the Company shall not be required to cause the IPO Registration Statement to remain effective for any period longer than ninety (90) days following the effective date of the IPO Registration Statement (subject to extension as provided in Section 5(c) hereof); provided, further, that if the Company has an effective Shelf Registration Statement on Form S–11 under the Securities Act and becomes eligible to use Form S–3 or such other short-form registration statement form under the Securities Act, the Company may, upon thirty (30) Business Days prior written notice to all Holders, register any Registrable Shares registered but not yet distributed under the effective Shelf Registration Statement on such a short-form Shelf Registration Statement and, once the short-form Shelf Registration Statement is declared effective, de-register such shares under the previous Registration Statement or transfer the filing fees from the previous Registration Statement (such transfer pursuant to Rule 429, if applicable) unless any Holder registered under the initial Shelf Registration Statement notifies the Company within twenty (20) Business Days of receipt of the Company notice that such a registration under a new Registration Statement and de-registration of the initial Shelf Registration Statement would interfere with its distribution of Registrable Shares already in progress;

(b) subject to Section 4(i) hereof, (i) prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Section 4(a) hereof; (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; and (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

(c) furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; the Company consents, subject to Section 5 hereof, to the use of such Prospectus, including each preliminary Prospectus, by the Holders, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

(d) use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such jurisdictions as FBR or any Holder of Registrable Shares covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 4(a) hereof and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(d) and except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(e) use its commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be registered and approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares; provided, however, that the Company shall not be required to take any action to comply with this Section 4(e) if it would require the Company or any of its subsidiaries to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(e) and except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(f) notify FBR and each Holder with Registrable Shares covered by a Registration Statement promptly and, if requested by FBR or any Holder, confirm such advice in writing (i) when such Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective or upon the filing of a supplement to any prospectus, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the Commission or any other federal, state or foreign governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information, and (iv) of the happening of any event during the period such Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Prospectus (such instruction to be provided in the same manner as a Suspension Notice) until the requisite changes have been made, at which time notice of the end of suspension shall be delivered in the same manner as an End of Suspension Notice);

(g) use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending of the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(h) upon request, furnish to each requesting Holder of Registrable Shares covered by a Registration Statement, without charge, at least one conformed copy of such Registration

Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(i) except as provided in Section 5 hereof, upon the occurrence of any event contemplated by Section 4(f)(iv) hereof, use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and upon request, promptly furnish to each requesting Holder a reasonable number of copies of each such supplement or post-effective amendment;

(j) if requested by the representative of the underwriters, if any, or any Holders of Registrable Shares being sold in connection with such Underwritten Offering, (i) as promptly as practicable incorporate in a Prospectus supplement or post-effective amendment such material information as the representative of the underwriters, if any, or such Holders indicate in writing relates to them or that they reasonably request be included therein and (ii) use its commercially reasonable efforts to make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(k) in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish to each Holder of Registrable Shares covered by such Registration Statement and the underwriters a signed counterpart, addressed to each such Holder and the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, reasonably satisfactory to such Holder and the underwriters; and (ii) a “comfort” letter, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as such Holder and the underwriters may reasonably request;

(l) enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form and reasonably satisfactory to the Company) and take all other reasonable action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Registration Statement and, in the case of an Underwritten Offering, make representations and warranties to the Holders covered by such Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same to the extent customary if and when requested;

(m) use its commercially reasonable efforts to make available for inspection by representatives of the Holders and the representative of any underwriters participating in any disposition pursuant to a Registration Statement and any special counsel or accountants retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representatives, representative of the underwriters, counsel thereto or accountants are confidential shall not be disclosed by the representatives, representative of the underwriters, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public;

(n) use its commercially reasonable efforts (including, without limitation, seeking to cure any deficiencies cited by the exchange or market in the Company’s listing or inclusion application) to list or include all Registrable Shares on the New York Stock Exchange or The Nasdaq Stock Market;

(o) use its commercially reasonable efforts to prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required by Section 4(a) hereof, the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 4(a) hereof;

(p) provide a CUSIP number for all Registrable Shares, not later than the effective date of the Registration Statement;

(q) (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements covering at least 12 months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 (or any similar rule promulgated under the Securities Act ) thereunder, but in no event later ninety (90) days after the end of each fiscal year of the Company and (iii) not file any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or Prospectus to which any Holder of Registrable Shares covered by any Registration Statement shall have reasonably objected on the grounds that such Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two (2) Business Days prior to the filing thereof; provided that the Company may request effectiveness of such Registration Statement following such time as the Company shall have used its commercially reasonable efforts to resolve any such issue with the objecting Holder and shall have advised the Holder in writing of its reasonable belief that such filing complies with the requirements of the Securities Act;

(r) provide and cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement;

(s) in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the security being delivered no longer being Registrable Shares, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any transfer restrictive legends (other than as required by the Company’s certificate of formation and operating agreement) and to enable such Registrable Shares to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Holders may request at least two (2) Business Days prior to any sale of the Registrable Shares;

(t) in connection with the initial filing of a Shelf Registration Statement and each amendment thereto with the Commission pursuant to Section 2(b) hereof, prepare and, within one Business Day of such filing with the Commission, file with the NASD all forms and information required or requested by the NASD in order to obtain written confirmation from the NASD that the NASD does not object to the fairness and reasonableness of the underwriting terms and arrangements (or any deemed underwriting terms and arrangements) (each such written confirmation, a “No Objections Letter”) relating to the resale of Registrable Shares pursuant to the Shelf Registration Statement, including, without limitation, information provided to the NASD through its COBRADesk system, and pay all costs, fees and expenses incident to the NASD’s review of the Shelf Registration Statement and the related underwriting terms and arrangements, including, without limitation, all filing fees associated with any filings or submissions to the NASD and the legal expenses, filing fees and other disbursements of FBR and any other NASD member that is the holder of, or is affiliated or associated with an owner of, Registrable Shares included in the Shelf Registration Statement (including in connection with any initial or subsequent member filing);

(u) in connection with the initial filing of a Shelf Registration Statement and each amendment thereto with the Commission pursuant to Section 2(b) hereof, provide to FBR and its representatives, the opportunity to conduct due diligence, including, without limitation, an inquiry of the Company’s financial and other records, and make available members of its management for questions regarding information which FBR may request in order to fulfill any due diligence obligation on its part;

(v) upon effectiveness of the first Registration Statement filed under this Agreement, the Company will take such actions and make such filings as are necessary to effect the registration of the Common Stock under the Exchange Act simultaneously with or as soon as reasonably practicable following the effectiveness of the Registration Statement; and

(w) in the case of an Underwritten Offering, use its commercially reasonable efforts to cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter,” if applicable) that is required to be retained in accordance with the rules and regulations of the NASD).

The Company may require the Holders to furnish to the Company such information regarding the proposed distribution by such Holder of such Registrable Shares as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Any Holder that sells Registrable Shares pursuant to a Registration Statement or as a selling stockholder pursuant to an Underwritten Offering shall be required to be named as a selling stockholder in the related prospectus and to deliver a prospectus to purchasers. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f)(ii), 4(f)(iii) or 4(f)(iv) hereof, such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

5.	Black-Out Period

(a) Subject to the provisions of this Section 5 and a good faith determination by a majority of the independent members of the Board of Directors of the Company that it is in the best interests of the Company to suspend the use of the Registration Statement, following the effectiveness of a Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by written notice to FBR and the Holders, may direct the Holders to suspend sales of the Registrable Shares pursuant to a Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than an aggregate of ninety (90) days in any rolling twelve (12)-month period commencing on the Closing Date), if any of the following events shall occur: (i) the representative of the underwriters of an Underwritten Offering of primary shares by the Company has advised the Company that the sale of Registrable Shares pursuant to the Registration Statement would have a material adverse effect on the Company’s primary Underwritten Offering; (ii) the majority of the independent members of the Board of Directors of the Company shall have determined in good faith that (A) the offer or sale of any Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company, (B) after the advice of counsel, the sale of Registrable Shares pursuant to the Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (C) (x) the Company has a bona fide business purposes for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, or (z) renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or (iii) the majority of the independent members of the Board of Directors of the Company shall have determined in good faith that it is required by law, rule or regulation or that it is in the best interests of the Company to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (1) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (2) reflecting in the prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (3) including in the prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. Upon the occurrence of any such suspension, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Shares as soon as possible.

(b) In the case of an event that causes the Company to suspend the use of a Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to FBR and the Holders to suspend sales of the Registrable Shares and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using its commercially reasonable efforts and taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. The Holders shall not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders and FBR in the manner described above promptly following the conclusion of any Suspension Event and its effect.

(c) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 5 (or a suspension instruction pursuant to Section 4(f) hereof), the Company agrees that it shall extend the period of time during which the applicable Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice (or similar notice pursuant to Section 4(f) hereof) and copies of the supplemented or amended Prospectus necessary to resume sales.

6.	Indemnification and Contribution

(a) The Company agrees to indemnify and hold harmless (i) each Holder of Registrable Shares and any underwriter (as determined in the Securities Act) for such Holder (including, if applicable, FBR), (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), any such Person described in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”), and (iii) the respective officers, directors, partners, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as a “Purchaser Indemnitee”), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, out-of-pocket expenses, and other liabilities (the “Liabilities”), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Purchaser Indemnitee, joint or several, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Company shall have furnished to such Purchaser Indemnitee any amendments or supplements thereto), or any preliminary Prospectus or any other document used to sell the Shares, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company or any underwriter in writing by such Purchaser Indemnitee expressly for use therein, or (ii) any untrue statement contained in or omission from a preliminary Prospectus if a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished to or on behalf of the Holder participating in the distribution relating to the relevant Registration Statement any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to the Person asserting any such Liabilities who purchased Shares, if such Prospectus (or Prospectus as amended or supplemented) is required by law to be sent or given at or prior to the written confirmation of the sale of such Shares to such Person and the untrue statement contained in or omission from such preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). The Company shall notify the Holders promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement which involves the Company or a Purchaser Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

(b) In connection with any Registration Statement in which a Holder of Registrable Shares is participating, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective partners, directors, officers, members, representatives, employees and agents of such Person or Controlling Person to the same extent as the foregoing indemnity from the Company to each

Purchaser Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in conformity with information relating to such Purchaser Indemnitee furnished to the Company in writing by such Purchaser Indemnitee expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto or any preliminary Prospectus and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company or any Company Indemnified Person for any legal or other expenses reasonably incurred by the Company or such Company Indemnified Person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any Company Indemnified Person. Notwithstanding any other provision of this Section 6(b), the liability of any Purchaser Indemnitee pursuant to this paragraph shall in no event exceed the net proceeds received by such Purchaser Indemnitee from sales of Registrable Shares giving rise to such obligations.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such Person (the “Indemnified Party”), shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”), in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 6, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not actively and vigorously pursue the defense of such action or (iv) the named parties to any such action (including any impleaded parties), include both such Indemnified Party and the Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party or (y) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Shares sold by all such Indemnified Parties and any such separate firm for the

Company, the directors, the officers and such control Persons of the Company as shall be designated in writing by the Company). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in paragraphs (a) and (b) of this Section 6 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Purchaser Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph 6(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to paragraph 6(d) shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which proceeds received by such Purchaser Indemnitee from sales of Registrable Shares exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 6, each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) FBR or a Holder of Registrable Shares shall have the same rights to contribution as FBR or such Holder, as the case may be, and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the

Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 6 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of gross negligence, willful misconduct, bad faith or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any Person who was not guilty of gross negligence, willful misconduct, bad faith or fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 6 will survive the sale of the Shares or Additional Shares pursuant to such Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party and will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Purchaser Indemnitee’s obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Shares sold by each of the Purchaser Indemnitees hereunder and not joint.

7.	Market Stand-off Agreement

Each Holder hereby agrees that it shall not, unless otherwise notified by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale), grant any option or otherwise transfer or dispose of any Registrable Shares or other Common Shares of the Company or any securities convertible into or exchangeable or exercisable for Common Shares of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for a period (x) in the case of all Holders of the Management Agreement Shares, of up to one hundred eighty (180) days following the effective date of an IPO Registration Statement of the Company filed under the Securities Act; and (y) in the case of all other Holders, of up to sixty (60) days following the effective date of an IPO Registration Statement of the Company filed under the Securities Act; provided, however, that:

(a) the restrictions above shall not apply to Registrable Shares sold pursuant to the IPO Registration Statement;

(b) all executive officers, directors, partners and members of the Company and the Manager, together with certain Affiliates of the Company reasonably designated by the Underwriters in any Underwritten Offering, then holding Common Shares of the Company or securities convertible into or exchangeable or exercisable for Common Shares of the Company enter into similar agreements for not less than the entire time period required of the Holders of the Management Agreement Shares hereunder;

(c) the Holders shall be allowed any concession or proportionate release allowed to any executive officers, directors, partners, members or other Affiliates of the Company and the Manager that entered into similar agreements (with such proportion being determined by dividing the number of shares being released with respect to such executive officer, director, partner, member or other Affiliate by the total number of issued and outstanding shares held by such executive officer, director, partner, member or other Affiliate); provided, that nothing in this Section 7(c) shall be construed as a right to proportionate release for the executive officers, directors, partners, members or other Affiliates of the Company and the Manager upon the expiration of the 60-day period applicable to all Holders other than the executive officers, directors, partners, members or other Affiliates of the Company and the Manager; and

(d) this Section 7 shall not be applicable if a Shelf Registration Statement of the Company filed under the Securities Act has been declared effective prior to the filing of an IPO Registration Statement.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 7 and to impose stop transfer instructions with respect to the Registrable Shares and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

8.	Termination of the Company’s Obligation

The Company shall have no further obligations pursuant to this Agreement at such time as no Registrable Shares are outstanding; provided, however, that the Company’s obligations under Sections 3, 6 and 9 of this Agreement and Exhibit A to this Agreement shall remain in full force and effect following such time.

9.	Limitations on Subsequent Registration Rights

From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders beneficially owning not less than a majority of the then outstanding Registrable Shares (provided, however, that for purposes of this Section 9, Registrable Shares that are owned, directly or indirectly, by an Affiliate of the Company or the Manager shall not be deemed to be outstanding), enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any Registration Statement filed pursuant to the terms hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of Registrable Shares of the Holders that is included, or (b) to have his securities registered on a registration statement that could be declared effective prior to, or within one hundred eighty (180) days of, the effective date of any Registration Statement filed pursuant to this Agreement.

10.	Miscellaneous

(a) Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein or, in the case of FBR, in the Purchase/Placement Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to Section 6 hereof, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Holders beneficially owning not less than a majority of the then outstanding Registrable Shares; provided, however, that for purposes of this Section 10(b), Registrable Shares that are owned, directly or indirectly, by an Affiliate of the Company or the Manager shall not be deemed to be outstanding. No amendment shall be deemed effective unless it applies uniformly to all Holders. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

(c) Notices. All notices and other communications, provided for or permitted hereunder shall be made in writing by delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram:

(i) if to a Holder, at the most current address given by the transfer agent and registrar of the Shares to the Company;

(ii) if to the Company at the offices of the Company at 53 Forest Avenue, Suite 301, Old Greenwich, CT 06870, Attention: Chief Compliance Officer (facsimile: (203) 698-0388); and

(iii) if to FBR, 1001 Nineteenth Street North, 18th Floor, Arlington, VA 22209.

(d) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment or assumption, subsequent Holders. The Company agrees that the Holders shall be third party beneficiaries to the agreements made hereunder by FBR and the Company, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder; provided, however, that such Holder fulfills all of its obligations hereunder.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE COURT IN THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i) Entire Agreement. This Agreement (including Exhibit A hereto), together with the Purchase/Placement Agreement, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

(j) Registrable Shares Held by the Company, the Manager, or their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares held by the Company, the Manager or their Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k) Adjustment for Stock Splits, etc. Wherever in this Agreement there is a reference to a specific number of shares or liquidated damages payable with respect to any Registrable Shares, then upon the occurrence of any subdivision, combination, or stock dividend of such shares, the specific number of shares or amount of liquidated damages payable with respect to any Registrable Shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination, or stock dividend.

(l) Survival. This Agreement is intended to survive the consummation of the transactions contemplated by the Purchase/Placement Agreement. The indemnification and contribution obligations under Section 6 of this Agreement shall survive the termination of the Company’s obligations under Section 2 of this Agreement.

(m) Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys’ fees in addition to any other available remedy.

(n) Stock Legend. In addition to any other legend that may appear on the stock certificates evidencing the Registrable Shares, for so long as any Shares or Management Agreement Shares remain Registrable Shares, each stock certificate evidencing such Registrable Shares shall contain a legend to the following effect: “THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND ENTITLED TO THE BENEFITS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED AUGUST 17, 2007.”

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ELLINGTON FINANCIAL LLC

By:
Name:
Title:

ELLINGTON FINANCIAL MANAGEMENT LLC

By:
Name:
Title:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:
Name:
Title:

EXHIBIT A

ADDITIONAL REGISTRATION RIGHTS AGREEMENTS

1. Definitions. Capitalized terms used herein but not defined herein shall have the meaning ascribed to such terms in the Registration Rights Agreement to which this Exhibit A is attached (the “Registration Rights Agreement”).

2. Piggyback Rights. Executive officers, directors, partners, members or other Affiliates of the Company or the Manager who hold Registrable Shares and any Permitted Transferees (as hereinafter defined) (collectively, the “Covered Persons”) shall have the unlimited right to piggyback on to any registration statement of the Company (other than a registration statement on Form S–4 or Form S–8 or any successor form), subject to the following cutbacks only in Underwritten Offerings: (i) in the event of an underwritten initial public offering, the managing underwriter(s) may exclude entirely the shares of the Covered Persons, if the managing underwriter(s) determine in good faith that marketing factors require a limitation on the number of such shares to be included in such offering, and (ii) in the event of any other underwritten offering, the managing underwriter(s) may exclude the shares of the Covered Persons to the same extent and in the same proportion that shares of holders (other than the Company) are excluded, if the managing underwriter(s) determine in good faith that marketing factors require a limitation on the number of shares to be included in such offering. For the avoidance of doubt, the Covered Persons shall only have the rights described herein with respect to Common Shares issued in connection with the offering pursuant to the Purchase/Placement Agreement or pursuant to the Management Agreement.

3. Demand Rights. The Covered Persons also shall have the right to require the Company to prepare, file and maintain at all times such number of registration statements as are specified in the next sentence of this Section 3 exclusively for the resale of the Shares or Management Agreement Shares held by Covered Persons that cease to be Registrable Shares if such shares may not be resold without restriction or limitation (including limits on amount of securities sold) under Rule 144 (the “Additional Registration Shares”). The Covered Persons shall be entitled to (i) up to three registrations on Form S–3 once the Company becomes eligible to register such Shares or Management Agreement Shares on Form S–3 or any successor or replacement form and (ii) if, after the Company has been subject to the requirements of Section 12 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed all material required to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act, for a period of at least twelve (12) calendar months, the Company is not then eligible to use Form S–3 or any successor or replacement form, a single registration on such other form as the Company is then eligible to use.

4. Exercise Procedures. Notwithstanding anything herein or in the Registration Rights Agreement to the contrary, the demand rights described above may only be exercised upon request of Covered Persons, in the case of clause (i), who hold in the aggregate at least twenty percent (20%) of all shares which continue to be Additional Registration Shares and, in the case of clause (ii), who hold in the aggregate at least one-third of all shares which continue to be Additional Registration Shares.

5. Registration Procedures. The Company shall use its commercially reasonable efforts to effect or cause to be effected the registration of the Additional Registration Shares under the Securities Act of 1933, as amended (the “Securities Act”), to permit the resale of the Additional Registration Shares by the Covered Persons.

6. Expenses. The Company shall bear all expenses of registration, including its professional fees and registration and filing fees with the SEC, state securities administrators and applicable stock exchanges, and printing, word processing and delivery and distribution fees with respect to any registration statement, prospectus (preliminary or final), or any amendments or supplements thereto, and reasonable fees and disbursements of one counsel to the Covered Persons; provided, however, the Company shall not be liable for the underwriting discounts and commissions associated with the sale of the Additional Registration Shares.

7. Successors and Assigns; Permitted Transferees. The agreements in this Exhibit A shall inure to the benefit of and be binding upon the successors and assigns of each of the Company and the Covered Persons. For purposes of this Exhibit A, the term “Permitted Transferee” shall mean each person or entity to whom Covered Persons who hold Registrable Shares transfer any Shares or Management Agreement Shares if such shares may not be resold by the Permitted Transferee without restriction or limitation (including limits on amounts of securities sold) under Rule 144.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless (i) the Covered Persons and (ii) each person, if any, who controls the Covered Persons within the meaning of the Securities Act or the Exchange Act, and (iii) the respective officers, directors, partners, employees, representatives and agents of the Covered Persons or any person who controls any of the foregoing (each person referred to in clause (i), (ii) or (iii) are referred to collectively as the “Indemnified Parties”), from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, judgments, expenses, liabilities or actions relating to purchases and sales of the Additional Registration Shares) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, judgments, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus, including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus relating to such registration statement, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or prospectus, or in any amendment or supplement thereto or in any preliminary prospectus relating to such registration statement, in reliance upon and in conformity with written information pertaining to the Covered Persons or furnished to the Company by or on behalf of the Covered Persons specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to such registration statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of the Covered Persons from whom the person asserting any such losses, claims, damages or liabilities purchased the Additional Registration Shares concerned, to the extent that a prospectus relating to such Additional Registration Shares was required to be delivered by the Covered Persons under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of the Covered Persons results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Additional Registration Shares to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to the Covered Persons; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Covered Persons if requested by such Covered Persons.

(b) In connection with any registration statement in which a Covered Person is participating and as a condition to such participation, such Covered Person, severally and not jointly, will indemnify and hold harmless the Company, its officers, directors, partners, employees, representatives, agents and investment advisers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (the “Company Indemnified Persons”) from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to such registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Covered Person or furnished to the Company by or on behalf of such Covered Person specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company or any Company Indemnified Person for any legal or other expenses reasonably incurred by the Company or such Company Indemnified Person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Covered Person may otherwise have to the Company or any Company Indemnified Person. Notwithstanding any other provision of this Section 8(b), no Covered Person shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Covered Person from the sale of the Additional Registration Shares pursuant to such registration statement exceeds the amount of damages which such Covered Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who may, unless (in the reasonable judgment of counsel to the indemnifying party) a potential conflict exists, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs incurred at the request of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes any unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Covered Person or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 8(d), no Covered Person shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Covered Person from the sale of the Additional Registration Shares pursuant to such registration statement exceeds the amount of damages which such

Covered Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of gross negligence, willful misconduct, bad faith or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of gross negligence, willful misconduct, bad faith or fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

9. Black-Out Periods. For the avoidance of doubt, the additional rights and registration statements described in this Exhibit A shall be subject to the black-out periods described in Section 5 of the Registration Rights Agreement.

10. Termination of the Company’s Obligations. The agreements contained in this Exhibit A shall survive the sale of the Additional Registration Shares pursuant to a registration statement and shall remain in full force and effect, regardless of any termination or cancellation of the Registration Rights Agreement or any investigation made by or on behalf of any indemnified party.

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